UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     ---------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) : September 1, 2005

                               ACORN HOLDING CORP.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                              FILE NUMBER 000-11454
                            (Commission File Number)

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
          DELAWARE                                                 59-2332857
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(State or other Jurisdiction of                         (I.R.S. Employer Identification)
Incorporation or Organization)
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                                2618 York Avenue
                                Minden, LA 71055
                    (Address of Principal Executive Offices)

                                 (318) 382-4574
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

         |_|  Written   communications   pursuant  to  Rule  425  under  the
Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

      On September 1, 2005, Acorn Holding Corp ("Acorn"), together with its wholly owned subsidiary, Valentec Systems, Inc.("Valentec Systems") entered into a master factoring agreement, as amended by addendum number 1 to that agreement and a $7,500,000 revolving credit promissory note, with Rockland Credit Finance LLC ("Rockland") whereby Rockland agreed, subject to its prior review, to accept and purchase certain accounts receivable in connection with contracts that Valentec Systems has with the U.S. government and the Israeli government for the production primarily of ammunition and light weapons for military use. Acorn and Valentec Systems cannot enter into alternative credit financing arrangements without Rockland's prior approval, unless Rockland rejects any particular account for sale and assignment, in which case that rejected account may be sold and assigned or pledged without restriction. Rockland will pay Acorn and Valentec Systems 85% of the aggregate net face value of any assigned account less a discount fee of 1% of the assigned account, a processing fee of 2% plus the Wall Street Journal prime rate with respect to each assigned account and certain administrative fees. Acorn and Valentec Systems have granted a security interest to Rockland in all assets of both companies. The master factoring agreement has a term of one year and automatically renews for successive one-year periods without the necessity of any further notice or action by any of the parties unless earlier terminated by written notice not less than 60 days prior to the effective date of termination. Acorn Holding and Valentec Systems are jointly liable and severable for all obligations under the master factoring agreement.

      Under addendum number 1 to the master factoring agreement, Rockland has extended a revolving line of credit in the maximum principal amount of $7,500,000 to be used for working capital in the ordinary course of the business operations of Acorn and Valentec Systems. The amount that can be borrowed under the line of credit is subject to borrowing limitations set forth in addendum number 1. The revolving credit promissory note issued by Acorn Holding and Valentec Systems to Rockland bears interest at 12% per annum plus an administrative services fee at a fluctuating rate per annum equal to 2% plus the Wall Street Journal prime rate. All payment of principal and accrued interest and fees are due and payable on the earlier of the last day of the 12-month initial term or following the occurrence of an event of default under the master factoring agreement, including a material breach of the master factoring agreement, addendum number 1 and the revolving credit promissory note, a material adverse change in management, financial condition or business prospects of Acorn or Valentec Systems, the discontinuance or suspension of any business operation currently being conducted by Acorn or Valentec Systems or Acorn or Valentec Systems becoming insolvent or unable to meet their debts as they mature.

         A copy of the master factoring agreement, addendum number 1 and the revolving credit promissory note are attached to this report as exhibits 10.1,
10.2 and 10.3 respectively, and are incorporated herein by reference.

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         Item 2.03  Creation of a Direct  Financial  Obligation or an Obligation
under and Off-Balance Sheet Arrangement of a Registrant.

         The disclosure provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits Furnished

10.1 Master Factoring Agreement, dated September 1, 2005 among Acorn Holding Corp., Valentec Systems, Inc. and Rockland Credit Finance LLC

10.2 Addendum Number 1 to MFA dated September 1, 2005, among Acorn Holding Corp., Valentec Systems, Inc. and Rockland Credit Finance LLC

10.3 Revolving Credit Promissory Note, dated September 1, 2005, among Acorn Holding Corp., Valentec Systems, Inc. and Rockland Credit Finance LLC

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    By:  /s/ Robert A. Zummo
                                         ------------------------------------
                                         Robert A. Zummo
                                         President and Chief Executive Officer
                                         ACORN HOLDING CORP.

Date: September 8, 2005